SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D. C.  20549

FORM  T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION  305(b)(2)
UNITED STATES TRUST COMPANY OF NEW YORK
(Exact name of trustee as specified in its charter)

New York                            13-3818954
(Jurisdiction of incorporation   (I. R. S. Employer
if not a U. S. national bank)     Identification No.)

114 West 47th Street                10036-1532
New York,  New York               (Zip Code)
(Address of principal
executive offices)

AMERICAN SKIING COMPANY
(and the other obligors named in the attached schedule)

Maine                                01-0503382
(State or other jurisdiction of      (I.R.S. Employer
incorporation or organization)     Identification No.)

Sunday River Access Road
Bethel, Maine 04217
(207) 824-3000
(Address of principal executive offices)
12% Series B Senior Subordinated Notes Due 2006
13-3/4% Series B Subordinated Discount Notes Due 2007

GENERAL

1.   General Information

     Furnish the following information
as to the trustee:

     (a)  Name and address of each
          examining or supervising
          authority to which it is
          subject.

          Federal Reserve Bank of New
          York (2nd District), New
          York, New York (Board of
          Governors of the Federal
          Reserve System).
          Federal Deposit Insurance
          Corporation,  Washington,
          D. C. New York State Banking
          Department, Albany, New York

     (b)  Whether it is authorized to
          exercise corporate trust
          powers.

          The trustee is authorized to
          exercise corporate trust
          powers.

 2.  Affiliations with the Obligor

     If the obligor is an affiliate of
the trustee, describe each such
affiliation.

     None.

 3.  Voting Securities of the Trustee

     2,999,020 shares of Common Stock
- par value $5 per share


 4.  Trusteeships under Other
Indentures

     Not applicable.

 5.  Interlocking Directorates and
     Similar Relationships with the
     Obligor or Underwriters

     Not applicable.

 6.  Voting Securities of the Trustee
Owned by the Obligor or its Officials

     Not applicable.

 7.  Voting Securities of the Trustee
Owned by Underwriters or their
Officials

     Not applicable.

 8.  Securities of the Obligor Owned
or Held by the Trustee

     Not applicable.

 9.  Securities of Underwriters Owned
or Held by the Trustee

     Not applicable.

10.  Ownership or Holdings by the
Trustee of Voting Securities of
Certain Affiliates or Securities
Holders of the Obligor

     Not applicable.

11.  Ownership or Holdings by the
Trustee of any Securities of a Person
Owning 50 Percent or More of the
Voting Securities of the Obligor

     Not applicable.

12.  Indebtedness of the Obligor to
the Trustee

     Not applicable.

13.  Defaults by the Obligor

     Not applicable.

14.  Affiliations with the
Underwriters

     Not applicable.

15.  Foreign Trustee

     Not applicable.

16.  List of Exhibits

               T-1.1     --
               Organization
               Certificate, as
               amended, issued by the
               State of New York
               Banking Department to
               transact business as a
               Trust Company, is
               incorporated by
               reference to Exhibit T-
               1.1 to Form T-1 filed
               on October 6, 1995 with
               the Commission pursuant
               to the Trust Indenture
               Act of 1939, as amended
               by the Trust Indenture
               Reform Act of 1990 in
               an amended filing to an
               original Registration
               Statement filed on
               August 28, 1995
               (Registration No. 33-
               96262).

              T-1.2     -    Included
              in Exhibit T-1.1.

               T-1.3     --   Included
               in Exhibit T-1.1.

               T-1.4     --   The By-
               Laws of United States
               Trust Company of New
               York, as amended, is
               incorporated by
               reference to Exhibit T-
               1.4 to Form T-1 filed
               on October 6, 1995 with
               the Commission pursuant
               to the Trust Indenture
               Act of 1939, as amended
               by the Trust Indenture
               Reform Act of 1990 in
               an amended filing to an
               original Registration
               Statement filed on
               August 28, 1995
               (Registration No. 33-
               96262).

               T-1.6     --   The
               consent of the trustee
               required by Section
               321(b) of the Trust
               Indenture Act of 1939,
               as amended by the Trust
               Indenture Reform Act of
               1990.

               T-1.7     --   A copy
               of the latest report of
               condition of the
               trustee pursuant to law
               or the requirements of
               its supervising or
               examining authority.

NOTE

     As of August 9, 1996, the trustee
     had 2,999,020 shares of Common
     Stock outstanding, all of which
     are owned by its parent company,
     U. S. Trust Corporation.  The
     term "trustee" in Item 2, refers
     to each of United States Trust
     Company of New York and its
     parent company, U. S. Trust
     Corporation.

     In answering Item 2 in this
     statement of eligibility, as to
     matters peculiarly within the
     knowledge of the obligor or its
     directors, the trustee has relied
     upon information furnished to it
     by the obligor and will rely on
     information to be furnished by
     the obligor and the trustee
     disclaims responsibility for the
     accuracy or completeness of such
     information.

     Pursuant to the requirements of
     the Trust Indenture Act of 1939,
     the trustee, United States Trust
     Company of New York, a
     corporation organized and
     existing under the laws of the
     State of New York, has duly
     caused this statement of
     eligibility to be signed on its
     behalf by the undersigned,
     thereunto duly authorized, all in
     the City of New York, and State
     of New York, on the 9th day of
     August, 1996.


UNITED STATES TRUST COMPANY OF
NEW YORK,  Trustee



By:
John Guiliano
Vice President

JG/pg

Exhibit T-1.6

The consent of the trustee required by
Section 321(b) of the Act.

United States Trust Company of New
York
114 West 47th Street
New York, NY  10036


September 1, 1995


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section
321(b) of the Trust Indenture Act of
1939, as amended by the Trust
Indenture Reform Act of 1990, and
subject to the limitations set forth
therein, United States Trust Company
of New York ("U.S. Trust") hereby
consents that reports of examinations
of U.S. Trust by Federal, State,
Territorial or District authorities
may be furnished by such authorities
to the Securities and Exchange
Commission upon request therefor.


Very truly yours,


UNITED STATES TRUST COMPANY
OF NEW YORK

By:  S/Gerard F. Ganey
     Senior Vice President

EXHIBIT T-1.7

UNITED STATES TRUST COMPANY OF NEW YORK
CONSOLIDATED STATEMENT OF CONDITION
MARCH 31, 1996
($ IN THOUSANDS)

ASSETS
Cash and Due from Banks      $ 47,046

Short-Term Investments             50

Securities, Available for Sale758,118

Loans                                                       1,221,210
Less:  Allowance for Credit Losses    13,113
   Net Loans                1,208,097
Premises and Equipment         58,360
Other Assets                  125,979
   Total Assets            $2,197,650

LIABILITIES
Deposits:
   Non-Interest Bearing  $    387,509
   Interest Bearing         1,446,148
      Total Deposits        1,833,657

Short-Term Credit Facilities   82,285
Accounts Payable and Accrued Liabilities                      128,745
   Total Liabilities       $2,044,687

STOCKHOLDER'S EQUITY
Common Stock                   14,995
Capital Surplus                42,394
Retained Earnings              96,511
Unrealized Gains on Securities Available
   for Sale (Net of Taxes)       (937)
Total Stockholder's Equity    152,963
    Total Liabilities and
     Stockholder's Equity  $2,197,650

I, Richard E. Brinkman, Senior Vice
President & Comptroller of the named
bank do hereby declare that this
Statement of Condition has been
prepared in conformance with the
instructions issued by the appropriate
regulatory authority and is true to
the best of my knowledge and belief.

Richard E. Brinkman, SVP & Controller

June 7, 1996

Schedule of Obligors

Name of      Jurisdict  IRS          Address,
Corporation  ion of     Employer     Including Zip
             Incorpora  Identificat  Code and
             tion       ion #        Telephone Number
                                     Including Area
                                     Code, of
                                     Principal
                                     Executive
                                     Offices
Sunday River Maine      01-0261489   Sunday River
Skiway                               Access Road
Corporation                          P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
Sunday River Maine      01-0456264   Sunday River
Ltd.                                 Access Road
                                     P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
Perfect      Maine      01-458495    Sunday River
Turn, Inc.                           Access Road
                                     P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
LBO Holding, Maine      01-0488967   Sunday River
Inc.                                 Access Road
                                     P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
Sunday River Maine      01-0261489   Sunday River
Transportati                         Access Road
on, Inc.                             P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
Sugarbush    Vermont    03-034431    Sunday River
Resort                               Access Road
Holdings,                            P.O. Box 450
Inc.                                 Bethel, ME 04217
                                     (207) 824-3000
Sugarbush    Vermont    03-034432    Sunday River
Leasing                              Access Road
Company                              P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
Sugarbush    Vermont    03-0344820   Sunday River
Restaurants,                         Access Road
Inc.                                 P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
Cranmore,    Maine      02-0481418   Sunday River
Inc.                                 Access Road
                                     P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
Mountain     Vermont    03-0313610   Sunday River
Wastewater                           Access Road
Treatment,                           P.O. Box 450
Inc.                                 Bethel, ME 04217
                                     (207) 824-3000
LBO Hotel    Maine      01-0508236   Sunday River
Co.                                  Access Road
                                     P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
S-K-I        Delaware   03-0294233   Sunday River
Limited                              Access Road
                                     P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
Killington   Vermont    03-0195484   Sunday River
Ltd.                                 Access Road
                                     P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
Mount Snow   Vermont    03-0265116   Sunday River
Ltd.                                 Access Road
                                     P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
Waterville   New        02-0475701   Sunday River
Valley Ski   Hampshire               Access Road
Area, Ltd.                           P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
Sugarloaf    Maine      01-0232195   Sunday River
Mountain                             Access Road
Corporation                          P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
Killington   Vermont    03-0218459   Sunday River
Restaurants,                         Access Road
Inc.                                 P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
Dover        Vermont    03-0264550   Sunday River
Restaurants,                         Access Road
Inc.                                 P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
Resort       Vermont    99-0046530   Sunday River
Technologies                         Access Road
, Inc.                               P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
Resort       Vermont    03-0320098   Sunday River
Software                             Access Road
Services,                            P.O. Box 450
Inc.                                 Bethel, ME 04217
                                     (207) 824-3000
Mountainside Maine      01-0288053   Sunday River
                                     Access Road
                                     P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
Sugartech    Maine      01-0390763   Sunday River
                                     Access Road
                                     P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
Deerfield    Vermont    03-0332575   Sunday River
Operating                            Access Road
Company                              P.O. Box 450
                                     Bethel, ME 04217
                                     (207) 824-3000
Pico Ski     Vermont    03-0322667   Sunday River
Area                                 Access Road
Management                           P.O. Box 450
Company                              Bethel, ME 04217
                                     (207) 824-3000